UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

   Date of report (Date of earliest event reported):  FEBRUARY 4, 2005

                               GURUNET CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

                 1-32255                               98-0202855
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        (Commission File Number)            (IRS Employer Identification No.)

        JERUSALEM TECHNOLOGY PARK
     BUILDING 98, JERUSALEM, ISRAEL                       91841
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(Address of Principal Executive Offices)               (Zip Code)


                                 +972-2-649-5000
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry Into Material Definitive Agreement.

      GuruNet Corporation (the "Company") announced today that the Company entered into an agreement, dated February 4, 2005 (the "Agreement"), with certain holders (the "Holders") of warrants that were issued by the Company in January, February and October 2004 in connection with a bridge financing transaction (the "Bridge Warrants"), pursuant to which the Holders exercised an aggregate of 1,871,783 Bridge Warrants at the stated exercise price thereof. As a result, the Company will issue an aggregate of 1,029,488 shares of its common stock, $0.001 par value (the "Common Stock"), for aggregate gross consideration of $12,559,700. The Company plans to use such proceeds for general working capital needs and possible future acquisitions.

      Under the terms of the Agreement, in order to provide incentive to the Holders to exercise their Bridge Warrants, for every share of Common Stock purchased by the Holders through the exercise of Bridge Warrants, the Company issued to the Holders new warrants, dated February 4, 2005, to purchase such number of shares of Common Stock equal to 55% of the number of shares of Common Stock underlying their respective Bridge Warrants, at an exercise price of $17.27 per share (the "New Warrants"). The exercise price of the New Warrants is equal to 110% of the average of the closing prices of the Common Stock as reported on the American Stock Exchange for the five trading days immediately prior to February 4, 2005. The New Warrants are immediately exercisable and expire on February 4, 2010.

      The Company has agreed to file a registration statement with the SEC as promptly as reasonably practicable to register for resale the shares of Common Stock underlying the New Warrants. Upon the occurrence of certain events, including the failure by the Company to file the registration statement on or prior to March 6, 2005 and the failure of the registration statement to be declared effective by the SEC on or prior to May 5, 2005, the Holders will be entitled to certain liquidated damages from the Company.

      The transactions contemplated by the Agreement are intended to comply with
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D promulgated thereunder. Neither the New Warrants nor the shares of Common Stock underlying the New Warrants have been registered for offer or sale under the Securities Act or any state securities or "blue sky" laws. Such securities are being issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder relating to transactions by an issuer not involving any public offering. The transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon. The securities may not be sold, assigned or transferred unless (i) the sale, assignment or transfer of such securities is registered under the Securities Act and applicable state securities or "blue sky" laws, or
(ii) the securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act. This report shall not constitute an offer to sell, or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

      The above is qualified in its entirety by reference to the form of Agreement filed herewith as Exhibit 99.1 hereto, and the form of New Warrant filed herewith as Exhibit 99.2 hereto, all of which are incorporated herein by reference in their entirety.

ITEM 3.02.  Unregistered Sales of Equity Securities.

      The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference in its entirety.

ITEM 7.01.  Regulation FD Disclosure.

      The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference in its entirety.

ITEM 9.01.  Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.       Description
-----------       -----------

99.1 Form of Agreement, dated as of February 4, 2005, between the Company and each Holder.

99.2              Form of New Warrant.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GURUNET CORPORATION


Date:  February 6, 2005                 By: /s/ Steven Steinberg
                                            ------------------------
                                             Steven Steinberg
                                             Chief Financial Officer

                                  EXHIBIT INDEX



    Exhibit No.  Description

    99.1 Form of Agreement, dated as of February 4, 2005, between the Company and each Holder.

    99.2         Form of New Warrant.